UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

AUREUS INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-55398	47-1893698
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 South Virginia Street, Suite 800, Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775)-398-3173

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Forward Stock Split

On November 17, 2015, the Board of Directors of Aureus Incorporated, a Nevada corporation (the “Company”), authorized a fifteen-for-one (15:1) forward stock split (the “Forward Split”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued and outstanding as of 5:00 pm (Eastern Time) on November 24, 2015 (the “Record Date”), without changing the authorized number or par value of the Common Stock and with fractional shares resulting from the Forward Split being rounded up to the nearest whole number. The Forward Split became effective on November 25, 2015 (the “Effective Date”) and payable upon surrender of existing stock certificates to the Company’s stock transfer agent, Action Stock Transfer (www.actionstocktransfer.com).

As a result of the Forward Split, the number of the Company’s issued and outstanding shares of Common Stock was increased from 8,430,000 to 126,450,000. Also in conjunction with the Forward Split, a new CUSIP number has been assigned to the Company’s Common Stock. The new CUSIP number is 05154M203 and became effective on the Effective Date.

On November 24, 2015, the Financial Industry Regulatory Authority (“FINRA”) approved the Forward Split. A “D” will be appended to the trading symbol of the Company’s Common Stock (ARSN) for 20 business days commencing on the Effective Date. After 20 business days from the Effective Date, the trading symbol of the Company’s Common Stock will revert back to ARSN.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUREUS INCORPORATED

Dated: November 25, 2015	By:	/s/ Tracy Fortner
Tracy Fortner
Chief Executive Officer, President, Secretary & Treasurer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)